N-SAR Exhibit: Sub-item 77I(a)
Western Asset Partners Income Fund
Western Asset Mortgage Backed Securities Fund

Item 77I (a): Terms of New or Amended Securities

In response to Sub-Items 77I (a), Western Asset Mortgage Backed Securities Fund, the Registrant incorporates by reference the supplement to the fund's Prospectus, Summary Prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on March 3, 2016 (Accession No. 0001193125-16-491471).
The Registrant also incorporates by reference Post-Effective Amendment No. 304 to Form N-1A filed on April 22, 2016 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-16-551804).